EXHIBIT 7

                              TIME BROKERAGE AGREEMENT

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            Time Brokerage Agreement Between Watts Communications, Inc.,
                    and American Communications Enterprises, Inc.


                              TIME BROKERAGE AGREEMENT

Watts Communications, Inc., a Texas corporation, with its principal offices located at 600 Fisk Avenue, Brownwood, Texas 76801, referred to as LICENSEE, and American Communications Enterprises, Inc., a Nevada corporation, with its principal offices located at 7103 Pine Bluffs Trail, Austin, Texas 78729, referred to as BROKER, agree:

                                    *** TERM ***

Unless earlier terminated, this agreement shall be for a term of twelve months, beginning on June 1, 1999.

Upon the approval of the Federal Communications Commission (FCC) to any transfer or assignment of the operating authorities of the STATIONS, except to an entity controlled by LICENSEE, this agreement shall terminate.

Licensee herein grants to Broker an irrevocable option to purchase the STATIONS pursuant to the terms and conditions of a definitive Asset Purchase Agreement to be negotiated and executed following the exercise of such option. Attached as an exhibit of this agreement is a copy of the Letter of Intent that Licensee and Broker have executed as a prelude to the negotiation and execution of that definitive Asset Purchase Agreement as Exhibit "C".

                                 *** FACILITIES ***

LICENSEE is the owner and permitee of stations KXYL AM/FM, Brownwood, Texas and KSTA AM/FM, Coleman, Texas, and warrants that it is duly licensed and authorized to broadcast the stations referred to above. All of the licenses and permits required are in full force and effect. There is no pending or threatened action by the FCC or other authorities to revoke, cancel, suspend, modify or limit the licenses or permits or the stations. LICENSEE has no reason to believe that any such license or permit may be restricted or modified so that the present operation of the facility shall be limited.

The LICENSEE shall maintain the facility at its sole expense, and shall insure that the facilities during the term of this agreement shall be operated in accordance with first class broadcast practice, and shall be operated consistently with the maximum authorized facilities by the FCC.

Pursuant to this agreement, BROKER purchases from LICENSEE air time as is described herein.

LICENSEE shall make the stations' facilities available to BROKER for the broadcast of programs either from the studios of the broker or from the STATIONS.
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During the term of this  agreement,  BROKER  shall have the right to utilize the studios and premises of the LICENSEE, provided that BROKER shall return such equipment to the LICENSEE in the same condition as received, ordinary wear and tear excepted. BROKER shall be responsible for any damage to the equipment due to any negligence by the BROKER or BROKER's employees.

                               *** TIME PURCHASED ***

BROKER herewith purchases the time from Monday, 12:01am to Saturday, 11:59pm, and from Sunday at 6:00am to 11:59 PM.

Upon request by the LICENSEE, BROKER shall cede up to 4 additional hours per week on Saturday or Sunday to the LICENSEE. In the event of such request, the fee for the time purchased shall be reduced proportionately.

During each broadcast hour, BROKER shall provide sufficient time, not to exceed 15 seconds per hour, to permit a legal station identification to be inserted by LICENSEE into the programming of the STATIONS, which time shall be as close to the beginning of each hour as is possible. Upon request of the LICENSEE, BROKER shall insert such station identifications in programming produced by it.

BROKER shall, upon the request and direction of the LICENSEE, broadcast a message of up to 30 seconds duration in each hour indicating that the programming has been purchased by the BROKER.

                                   *** PAYMENT ***

BROKER shall pay LICENSEE for the broadcast of the programs provided for herein the sum of $4000.00 (four thousand & no/100 dollars) or, at BROKER's sole discretion, the equivalent of that fee in the form of up to 400 (four hundred) 30-second commercials to run during BROKER's scheduled programming time at BTA (Best Times Available).

In the event that BROKER fails to pay or provide said commercials in the aforementioned monthly amount, as agreed, the STATIONS shall be entitled to cancel this agreement on 5 days notice.

In addition to the foregoing, BROKER shall reimburse LICENSEE for all costs actually incurred by LICENSEE in the ordinary course of STATIONS business including:

Studio Rent (Main Brownwood studios/offices of $1,300 per month) Managerial Employee of LICENSEE (Not to exceed $1,000 per month - base salary) Second Employee of LICENSEE (Not to exceed $432.50 per month) Utilities (Electric, Telephone-Long Distance - only for operation of STATIONS) Insurance (Existing station liability policies) Existing Monthly Note Payments ($2,150 [Van Horn],
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$2,395  [CTC],  $1,000  [Texas  Bank-Coleman],  and the  prorated  share  of the existing personal loan of LICENSEE on a Dodge pickup truck and a RV that is used in station promotions with BROKER paying only the part attributable to the RV.)

BROKER shall reimburse LICENSEE for the foregoing expenses within ten (10) days of the date on which LICENSEE provides BROKER with documentation evidencing the expense or such other period of time as the parties may agree.

Notwithstanding the foregoing, it is expressly understood and agreed that BROKER shall have no obligation to pay or reimburse LICENSEE for any obligation, commitment or liability of the STATIONS, LICENSEE, management of LICENSEE or any agent of LICENSEE incurred prior to June 1, 1999 for which the STATIONS for which the STATIONS or LICENSEE has not been invoiced prior to June 1, 1999.

                           *** TERMINATION BY STATIONS ***

In the event of any material breach of this agreement by BROKER other than payment, LICENSEE may terminate this agreement on 5 working days notice. Provided, however, that if the breach is curable and LICENSEE shall have cured the breach prior to the terminations effect, the breach shall be deemed to be waived. However, LICENSEE may terminate this agreement on 2 working days notice if the LICENSEE has previously breached the same covenant or duty.

                     *** SALES OF ADVERTISING BY THE BROKER ***

Subject to the terms and conditions of this agreement, the BROKER may sell commercial or program time upon the STATIONS during the term of the agreement. BROKER shall insert in all contracts, purchase orders and confirmations of sales of commercials or programs a legend, in a form acceptable to the STATIONS, that the time is being purchased from the BROKER, and that the agreement is not directly with the LICENSEE of the STATIONS, and that the broadcasts are contingent upon the continuation of this brokerage agreement.

   *** RIGHT TO REJECT PROGRAMMING; RIGHT TO SUBSTITUTE MATERIAL JUDGED TO BE OF
                            GREATER PUBLIC IMPORTANCE ***

The LICENSEE shall have the right at any time to reject any program provided by the BROKER if in the sole discretion of the LICENSEE, the programming is not suitable for any reason or if in the judgment of the LICENSEE, which shall be final, any program or portion thereof is in violation of any law or regulation.

In addition, the LICENSEE shall have the right to interrupt BROKER's programming to broadcast any program, which the LICENSEE deems to be of greater public importance.
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In the event of any  interruption  in  programming  due to the  exercise of this right, the LICENSEE shall refund or credit a proportionate portion of the fees paid by BROKER. Included, as Exhibit "A" is a copy of LICENSEE's Broadcast Station Programming Policy Statement that BROKER agrees to uphold.


                                    *** LOGS ***

LICENSEE shall be solely responsible for the preparation of program logs, issues list, the public file, and any other reports and logs which are required by FCC regulations or other applicable laws and regulations. Upon the request of the LICENSEE, BROKER shall provide to LICENSEE information concerning programs broadcast by the BROKER, which are responsive to the public needs and interests of the community.

BROKER shall provide any information reasonably requested by the LICENSEE in order to enable the LICENSEE to prepare, file or maintain the records or reports required by the FCC or other competent authorities.

                              *** PERFORMING RIGHTS ***

BROKER shall be solely responsible for the payment of ASCAP, BMI, SEASAC, or other performing rights or copyright permissions related to the programming provided by BROKER. BROKER will upon request of STATIONS provide proof of obtaining such licenses and permissions.

                                    *** MAIL ***

BROKER shall promptly provide any mail to LICENSEE which constitutes comments or other materials related to the stations' programming.

                            *** POLITICAL ADVERTISING ***

BROKER shall cooperate with LICENSEE in complying with rules of the FCC regarding political advertising. BROKER shall provide correct information concerning its rates to LICENSEE to assist LICENSEE in compliance with political advertising regulations.

In the event that the LICENSEE requires inventory in order to comply with FCC or other regulations, LICENSEE shall inform BROKER of such requirements as early as is possible. BROKER shall upon request of the LICENSEE, release inventory as is required to fulfill such obligations. The decision of LICENSEE as to the necessity of release of time shall be final. Any sums collected from such released inventory shall be paid over to BROKER upon collection.
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       *** COMPLIANCE WITH SECTIONS 508 and 317 OF THE COMMUNICATIONS ACT ***

BROKER shall not accept any compensation, gift or gratuity unless the provider or payer of such compensation, gift or gratuity is identified on the air as is required by the regulations of the FCC and other applicable regulations.

Upon request of the LICENSEE, BROKER shall provide its affidavit of compliance, and, upon the direction of the LICENSEE the BROKER shall obtain affidavits as to such compliance for its employees and agents. Attached is this Agreement as Exhibit "B" is a copy of the proposed Anti-Payola/Plugola Affidavit that will be used by Broker.

                               *** INDEMNIFICATION ***

BROKER will indemnify and hold LICENSEE harmless against all claims or liability for libel, slander, defamation, or other claims related to or arising out of the broadcasts of the BROKER. This duty shall survive any termination of this agreement.

                      *** INTERRUPTION OF NORMAL OPERATIONS ***

In the event that the STATIONS suffers any degradation to their transmission facilities, LICENSEE shall immediately inform BROKER of this fact and shall, in good faith and within the normal industry standard and practices, restore the maximum authorized facilities with all possible expedition. LICENSEE shall be entitled to a proportional credit for any time in which the STATIONS are off the air.

In the event that the facilities will require more than 48 continuous hours to repair if the repairs are done in accordance with usual standards of diligence and dispatch, BROKER shall have the option to terminate this agreement, or, to accept liquidated damages.

The parties recognize that the losses in the event of a cessation of broadcasting for long term repairs which may be incurred by the BROKER are difficult to set exactly since under this agreement the BROKER contemplates sales of time in each hour at varying rates, and therefore, as liquidated damages and not as a penalty, shall allow a credit to the LICENSEE in the sum of twice the proportional refund of the broadcast time lost.

BROKER shall permit the STATIONS to conduct routine maintenance or repairs during the experimental period of Midnight to 6am as is required by the STATIONS without a proportional refund, provided that advance notice is given and that such routine maintenance does not require more than 2 such time periods per month.


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                  *** RESPONSIBILITY FOR EXPENSES AND AUTHORITY TO
                                BIND THE PARTIES ***

The BROKER shall be solely responsible for the payment of all of the salaries, taxes, insurance and other costs related to the production of their program. BROKER shall have no authority to bind the STATIONS. This agreement is solely for a purchase and sale of broadcast time, and no joint venture, partnership or relationship of other than vendor and purchaser is created herein. The STATIONS shall be solely responsible for the payment of its employees, including all employees who are necessary for the broadcast of STATIONS' signal and its general manager.

LICENSEE shall be responsible for the operating expenses of the LICENSEE, including payment of utilities, taxes, FCC filings and maintenance of the transmission facilities.

BROKER shall not be responsible for any of LICENSEE's agreements or contracts unless other noted in writing in an agreement signed by both LICENSEE and BROKER.

                          *** RIGHT OF USE OF PROGRAMS ***

The BROKER shall have the sole right of use of the programs, which it produces, including the right to rebroadcast the same, provided that the BROKER shall eliminate any reference to the STATIONS.

                *** FUTURE ADVERSE REGULATIONS, DECISIONS OR LAWS ***

This agreement is contingent upon the continuation of regulation of time brokerage agreements in their present form (47 CFR 73.4267; see also 82 FCC 2d
107).

In the event of an adverse change in the laws or regulations related to broadcasting or time brokerage occur, which in the opinion of legal counsel for the LICENSEE, makes the present agreement illegal or untenable of performance, the parties shall in good faith renegotiate the agreement to bring the same into compliance with the altered regulations before their effective date. In the event that the parties do not agree, this agreement may be canceled by either party on 30 days notice without further liability.

In the event that any court or administrative body conduct an adjudicative process in regard to the continuation of the LICENESEE's license to operate the STATIONS, or, issues a challenge or complaint concerning this agreement, or orders the termination of this agreement, or a material and adverse change to this agreement, the BROKER and LICENSEE shall each at their own expense defend this agreement. The parties shall cooperate and diligently defend this agreement. In the event of an adverse ruling, either party may terminate this agreement, without further liability.

After an adverse ruling, BROKER shall have the option, at its sole expense, to seek further appellate review of the rulings. However, unless a stay is granted
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by competent  authority,  LICENSEE may terminate this agreement upon such ruling without further liability.

                            *** SPECIFIC PERFORMANCE ***

The parties agree that damages are not a sufficient remedy for any losses suffered by the BROKER in the event of a material breach by the STATIONS. BROKER shall have the right to obtain a decree of specific performance of this agreement.

                               *** RIGHT TO ASSIGN ***
The rights herein may not be assigned by BROKER, nor may BROKER sub-broker the time herein, without the prior written consent of LICENSEE, with the exception of weekend programming (defined as Friday afternoons at 5PM through 6AM Monday mornings) on KXYL AM. BROKER shall have the right to sub-broker that allotted time.

                                    *** TITLE ***

LICENSEE shall maintain good and marketable title to the assets and properties necessary to the operation of the STATIONS. LICENSEE may not pledge or encumber the same during the term of this agreement, unless such pledge or lien is subordinate to the rights contained in this agreement. This provision shall not apply to liens or pledges in effect as of the date of the execution of this agreement.

                              *** ENTIRE AGREEMENT ***

This is the entire agreement between the parties, with any exhibits attached, and this agreement may not altered except in writing by both parties. This agreement will be construed and executed under the laws of the State of Texas.



 ___/s/ Phil Watts______________________________   Date:__5-17-99___________

Phil Watts, President, Watts Communications, Inc.  (LICENSEE)



 ___/s/ Dain L. Schult___________________   Date:_______5-17-99____________

Dain L. Schult, President,  American Communications Enterprises, Inc.  (BROKER)

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EXHIBIT A
BROADCAST STATION PROGRAMMING POLICY STATEMENT
Broker agrees to cooperate with Licensee in the broadcasting of programs of the highest possible standard of excellence, and for this purpose to observe the following regulations in the preparation, writing and broadcasting of its programs.

1. NO PLUGOLA OR PAYOLA. Except for commercial material aired in compliance with 47 CF.R ss. 73.1212, Broker shall not receive any consideration in money, goods, services, or otherwise, directly or in directly (including receipt by relatives of Broker, its partners, agents, or employees) from any person or company for the presentation of any programming over the Stations, without reporting the same to Licensee's General Manager. The commercial mention of any business activity or '@p I ug" for any commercial, professional, or other related endeavor, except where contained in an actua I commercial message or program of a sponsor, is prohibited.

II. NO LOTTERIES. Announcements giving any information about lotteries or games, to the extent, that such announcements are prohibited by federal or state law or regulation, are prohibited.

III. ELECTION PROCEDURES. At least fifteen (I 5) days before the start of any primary or general election campaign, Broker will clear with Licensee's General Manager the rates that Broker will charge for advertising time to be sold on the Stations to legally-qualified candidates for election to public office and/or to their supporters, in order to make certain that the rates charged are in conformance with applicable law and station policy.

IV. REOUIRED ANNOUNCEMENTS. Brokershallbroadcast(i.)anannouncementinaform satisfactory to Licensee at the beginning and at the end of each day's transmissions by the Stations and at the beginning of each hour during the Stations' operations, to identify the Stations, and (ii) any other announcements that may be required by law, regulation, or Licensee policy.

V. NO ILLEGAL ANNOUNCEMENTS. No announcements or promotion prohibited by federal or state law or regulation shall be made over the Station. Any game, contest or promotion relating to or to be presented over the Stations must be fully stated and explained in advance to Licensee who reserves the right in its sole discretion to reject any game, contest, or promotion.

VI.  LICENSE  DISCRETION   PAPAMOUNT.   In  accordance  with  Licensee's
     responsibility under the Act and the rules and regulations of the FCC, Licensee reserves the right to reject or to terminate any advertising proposed to be presented or being presented over the Stations which is in conflict with Station policy or which in Licensee's or its General Manager's sole judgment would not serve the public interest.

     Licensee may waive any of the foregoing regulations in specific instances, if, in its opinion, the Stations will remain in compliance with all applicable laws, rules, regulations, and policies and if broadcasting in the public interest will be served. In any case where questions of policy or iiiterpretati-on arise', Broker should submit such questions to Licensee for decision before making any comniliments In connection therewith.

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                                   EXHIBIT B
                            FORM OF PAYOLA AFFIDAVIT
                         ANTI-PAYOLA/PLUGOLA AFFIDAVIT

________________________ , being first duty swom, deposes and says as follows:

1.   He/she is_____________________
                   (Title)

2.   He/she has acted in the above capacity since__________________________.

3. No matter has been broadcast by Station _____ for which service, money, or other valuable consideration has been directly or indirectly paid or promised to, or charged, or accepted by him/her from any person, which matter at the time so broadcast has not been announced or otherwise indicated as having been paid for or fumished by such person.

4. So far as ______________________ is aware, no matter has been broadcast by Station ______ for which service, money or other valuable consideration has been directly or indirectly paid, or promised to, or charged or accepted by Station ____ or by an independent contractor engaged by Station ______ in furnishing programs from any person, which matter at the time so broadcast has not been announced or otherwise indicated as having been paid for or furnished by such person.

                                                  _________________________
                                                  Afflant

Subscribed and sworn to me this______day of _____, 1999

____________________________
Notary Public
My Commission expires ________________________
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                                   EXHIBIT C
                      AMERCIAN COMMUNICATIONS ENTERPRISES, INC.

                                     Page 1 of 1
April 16, 1999

Mr. Phil Watts, President
Watts Communications, Inc.
#1 Texas Avenue
Brownwood, Texas 76804

 Re:   Acquisition  of KXYL AM/FM,  Brownwood,  Texas and KSTA  AM/FM,  Coleman,
Texas

Dear Mr. Watts:

      The purpose of this letter is to express our mutual intent with respect to the acquisition by American Communications Enterprises, Inc., a Nevada
corporation, ("Buyer"), of substantially all of the assets of Watts Communications, Inc, a Texas corporation ("Seller"), which will include radio stations KXYL AM and FM in Brownwood, Texas and KSTA AM and FM, Coleman, Texas (the "Stations"). In addition to the Stations, the assets to be purchased would include the names under which the Stations have operated, both tangible and intangible assets, two (2) station office/studio buildings (one located in Brownwood and one located in Coleman) and the real estate upon which they are located, broadcasting equipment, broadcasting towers and transmitters, any and all applicable STL equipment and STL licenses, station vehicles, station trailers, station cookers, office equipment and furnishings, accounts receivable, goodwill and all other assets, including all necessary licenses and permits issued by the Federal Communications Commission ("FCC") associated with ownership or operation of the Stations, except cash and cash equivalents (collectively, the "Assets"). Although the form of the transaction may be changed to accommodate the needs of the parties, it is proposed that the transaction would be effected in the manner and on the terms generally outlined in this letter.

1 Agreement and Purchase Price. Seller, its shareholder(s)and Buyer promptly will endeavor to negotiate and execute a definitive purchase agreement (the "Agreement") pursuant to which Seller will sell the Assets to Buyer. The consideration to be received by Seller would be as follows:

            $1,050,000 would be paid in immediately available funds on the date upon which the transaction contemplated by the Agreement are
            consummated   (the  "Closing   Date"  and  such   consummation   the
            "Closing"),

            $250,000 would be paid in immediately available funds on the date upon which the transaction contemplated by the Agreement are consummated in consideration for Seller's and its shareholders' covenants not to compete with Buyer,

            $325,000   would  be  paid   pursuant to a subordinated convertible
            promissory note (the "Convertible Note") issued by the Buyer, and

            Buyer's assumption of certain assumed liabilities of Seller as outlined in Section 2 below.

            The Convertible Note shall (i) bear 8% interest, shall be due and payable quarterly after the Closing, until converted, and (ii) provide for conversion by Seller (at its sole discretion) into shares of Buyer's common stock at the market value of that stock as of the date of conversion of this note after the Closing. The Convertible Note, while in existence, shall be fully subordinated to any and all of Buyer's senior debt.
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            The aggregate amount of purchase price payable by Buyer to Seller on the Closing Date will be adjusted down on a dollar for dollar basis for the aggregate amount as of the Closing Date of:

(i)         earnest money previously paid by Buyer,

(ii) the aggregate amount as of the Closing Date of any liabilities with respect to the Stations and the business of the Seller, except to the extent included in an assumed liabilities schedule agreed to by Buyer,

(iii) liabilities underlying Licenses (as defined below) against or otherwise affecting the Assets and,

(iv) any amounts expended or incurred by Buyer, in excess of amounts agreed to pursuant to this letter for filing fees associated with the assignments of FCC Authorizations.

2 Title to Assets. The Agreement will provide that Seller must deliver to Buyer good and marketable title to the Assets free and clear of all liens, security interests, mortgages, encumbrances, judgments and other adverse claims (collectively, "Liens"). Buyer will assume no liabilities except for liabilities specified as assumed liabilities in the Agreement.

3 Non-Competition. The Agreement will contain covenants pursuant to which Seller, its shareholders and affiliates agree not to use or disclose confidential or proprietary information relating to Buyer, or the Assets and businesses conducted therewith not to interfere with the business relationships of the Stations and Buyer, including those with employees, suppliers and customers and not to compete with the Stations or Buyer in the radio broadcasting business within the total signal range of the Stations for three years after the Closing Date.

4 Representations and Warranties. The Agreement will contain the terms and conditions described in this letter and those that would be customary for a transaction of the type contemplated. The Agreement will provide for written disclosure of comprehensive information concerning Seller, the Assets and any related liabilities, including, but not limited to, disclosure regarding the conditions of the Assets, contingent liabilities, litigation, employee disputes, and status of all licenses and financial statements.

5 Indemnification. Seller and its shareholders shall indemnify and hold harmless Buyer and its agents, employees, officers, directors and shareholders (the "Indemnities") from all claims, damages, liabilities, expenses and judgments suffered by, recovered from or asserted against the Indemnitees which arise from any breach by Seller of any representation, warranty, covenant or agreement set forth in the Agreement. The Agreement shall provide for the offset against the amounts due to the Seller and/or such shareholders, for any amounts for which the Indemnitees are entitled to be indemnified pursuant to the indemnification provisions of the Agreement.

6 Conditions to Closing. Buyer's obligation to close the transactions will be conditioned upon obtaining financing by for the acquisition of the Assets by Buyer on terms reasonably satisfactory to Buyer, the obtaining of any governmental, regulatory or other consents or approvals necessary or appropriate to be obtained before the Closing Date, complete release of any and all Liens against the Assets the continued accuracy and truth of the representations and warranties of the Seller and its shareholders on the Closing Date and the tender to Buyer of good and marketable title to the Assets free and clear of all Liens.
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7           Access.   Buyer  and  its  officers,   attorneys,   accountants  and
            authorized representatives are hereby granted the right during normal business hours, to inspect the assets, properties, books and records of Seller relating to the Assets, and to consult with the officers, directors, employees, suppliers, customers, creditors, agents, accountants and attorneys of Seller concerning the Assets and ownership and operation thereof, as long as such access is not unreasonably disruptive to its operations. Such inspections may reasonably include, for example, environmental and other physical inspections of the Assets review of the books, records of account, tax records, and stock or other ownership books and records of Seller relating to the Assets and a review of records of corporate proceedings, contracts, trademarks, FCC filings, correspondence and other records containing FCC authorizations to own and operate the Stations and other business activities and matters in which Buyer may have an interest in light of the transactions contemplated by this letter.

            Buyer agrees to maintain all information it learns from such inspections in confidence and will not disclose such information except to its officers, directors, employees, attorneys, accountants, creditors, lenders or prospective lenders and their attorneys, and other authorized representatives unless such information is or becomes public knowledge through no fault of Buyer.


8 Standstill. Seller and Buyer will cease as of the date of execution of this Letter Agreement through July 12, 1999 (the "Standstill Period"), any negotiations for the sale of Seller, its capital stock or any material portion of its assets, including, without limitation, the Stations. Neither Seller, Buyer nor their respective agents shall during the Standstill Period in any way contact, negotiate or contract with any other corporation, entity or other form of business, or any individual concerning any purchase or sale of capital stock, merger, reorganization, sale of material assets or any other form of disposition or change in status quo of the ownership of the Seller, the Stations or any material portion of the assets of the Seller.

            The purchase price payable by Buyer to Seller on the Closing Date shall be reduced by the amount of Earnest Money paid by Buyer to Seller upon execution of an Asset Purchase Agreement. Further, if Buyer has tendered to Seller the Earnest Money and the Closing has not occurred before October 12, 1999, then either (i) Seller shall promptly refund the Earnest Money to Buyer if all of the conditions set forth in Section 6 above have not occurred and Seller is unable to demonstrate on October 12, 1999 that it is ready, willing and able to cause the occurrence of such conditions on October 12, 1999.

9 Press Release. Except as mutually agreed in writing, neither any of Buyer, Seller nor any of their respective affiliates or agents shall issue any press release or public announcement of the execution of this letter or the Agreement, or the transactions contemplated hereby or thereby.

10 Termination Expenses. While it is understood that this letter does not (except as specifically provided in Section 8) constitute a binding agreement between the parties hereto, it does set forth the understanding in principle and present intention of the parties
            hereto  to  enter  into  the  Agreement   providing  for  the  above
            understandings upon terms and conditions mutually acceptable to all parties. Termination of negotiations by Seller on the one hand, or by Buyer on the other, prior to execution of the Agreement shall be without liability to the other party, except as may arise under Sections 8 or 9 above, this Section 10 or Section 11 below. Buyer and Seller will equally bear the expense associated with the fee for filing the FCC Assignment Application covering the transactions contemplated hereby. Except as otherwise provided in this Section10, any and all attorneys' fees, brokerage commissions or any other expenses incurred by any party in connection with this letter, the Agreement or the transactions contemplated hereby or thereby shall be borne by the party incurring such fees or other expenses.
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            Seller shall bear the costs of obtaining  environmental  inspections and remediation in respect of such real property. Any amounts expended by Buyer, which are payable by Seller pursuant to this letter or the Agreement, to cover such costs shall be deducted from the cash consideration otherwise payable by Buyer to Seller on the Closing Date. This letter shall be governed by the internal laws, and not the laws of conflict, of the State of Texas.

11 Brokers. To the extent that Buyer or Seller or any of their respective directors, officers, or agents have employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with this letter, the Agreement or the consummation of the proposed transaction, such party shall be solely liable for any of such fees.

      If the foregoing constitutes a basis upon which we may proceed with actions intended to result in the execution of the Agreement, please cause this letter to be executed by Seller and all of its shareholders, and return it to the undersigned at your earliest convenience. This offer will expire unless accepted by Seller in the foregoing manner before 5:00 p.m., Austin, Texas time, on April 23, 1999.

      Very truly yours,

      American Communications Enterprises, Inc.



          /s/ Dain L. Schult
      By:   Dain L. Schult, President

AGREED TO AND ACCEPTED BY:

Watts Communications, Inc.


By:  /s/ Phil Watts


                  Printed Name and Title:__Phil Watts_________________

                  Date Signed:____4/16/99________________

All Shareholders of Watts Communications:

                  Name:___Phil Watts___________________________

                  Date Signed:______4/16/99_______________

                  Name:______________________________

                  Date Signed:_____________________
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